EXHIBIT 99.1

MLC GUC Trust

2016 (Calendar Year) Administrative Costs Budget

November 2015

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2016
Governance Costs
Trust Monitor (FTI Consulting)	$230.0	$230.0	$230.0	$230.0	$920.0
Trust Administrator (Wilmington Trust)	455.0	455.0	455.0	455.0	1,820.0

Subtotal for Governance Costs	685.0	685.0	685.0	685.0	2,740.0

Financial Reporting & Claims Resolution
Alix Partners	310.5	310.5	310.5	310.5	1,242.0
Lead Claims Resolution Counsel (a)	37.5	37.5	37.5	37.5	150.0
ADR Legal Counsel	25.0	25.0	25.0	25.0	100.0
Claims Agent (Garden City Group)	34.0	36.0	30.0	32.0	132.0
Trust Corporate Counsel (Gibson Dunn) (Wind Down)	150.0	150.0	150.0	150.0	600.0
Trust Recall Matter Counsel (Gibson Dunn) (b)	500.0	500.0	500.0	500.0	2000.0
Recall Matter Expert Testimony (FTI) (b)	0.0	0.0	0.0	0.0	0.0

Subtotal for Financial Reporting & Claims Resolution	1,057.0	1,059.0	1,053.0	1,055.0	4,224.0

Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	100.0	100.0	100.0	100.0	400.0
External Auditor (Plante Moran)	22.0	112.0	5.0	5.0	144.0
Tax Advisor (Rick Zablocki)	30.0	20.0	20.0	20.0	90.0

Subtotal for Investment, Accounting & Tax Advisors	152.0	232.0	125.0	125.0	634.0

Other Expenses
Insurance Expense	62.2	62.2	62.2	62.2	248.8
US Trustee Fees	13.0	13.0	13.0	13.0	52.0
Contingency	500.0	500.0	500.0	500.0	2,000.0

Subtotal for Other Expenses	575.2	575.2	575.2	575.2	2,300.8

Total Wind Down Expense	$2,469.2	$2,551.2	$2,438.2	$2,440.2	$9,898.8

(a)	Lead Counsel expenses include fees paid to and estimated for the following professionals:

 Weil, Gotshal & Manges LLP

 Dickstein Shapiro LLP

(b)	Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

MLC GUC Trust

2016 (Calendar Year) Reporting Costs Budget

November 2015

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2016
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0

Trust Professionals
AlixPartners	105.0	105.0	105.0	105.0	420.0
Frazier & Deeter	56.0	60.0	76.0	60.0	252.0
Gibson Dunn	187.5	187.5	187.5	187.5	750.0
CohnReznick	30.7	56.1	19.4	65.8	172.0
Plante Moran	31.0	22.0	30.0	31.0	114.0
Crowell Moring	105.0	105.0	105.0	105.0	420.0

Subtotal for Trust Professionals	515.2	535.6	522.9	554.3	2,128.0

Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0
Contingency	125.0	125.0	125.0	125.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0

Total Reporting Costs	$990.2	$1,010.6	$997.9	$1,029.3	$4,528.0